EXHIBIT 99.1

Contact:	Contact:
Mary Coleman	Lippert/Heilshorn & Associates
Savient Pharmaceuticals, Inc.	Anne Marie Fields
information@savient.com	afields@lhai.com
(732) 418-9300	(212) 838-3777

Savient Pharmaceuticals Reports Second Quarter 2008 Financial Results

Conference Call Scheduled for August 7, 2008 at 10:00 a.m. EDT

EAST BRUNSWICK, N.J. – (August 6, 2008) – Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today reported financial results for the three and six months ended June 30, 2008. The net loss for the second quarter of 2008 was $24.2 million or $0.45 per basic and diluted share on total revenues of $0.4 million, compared with a net loss of $9.6 million or $0.18 per basic and diluted share on total revenues of $3.1 million for the same period in 2007. The net loss for the first six months of 2008 was $41.8 million or $0.78 per share on total revenues of $1.5 million, compared with a net loss of $17.5 million or $0.33 per share on total revenues of $9.6 million for the same period in 2007. The company ended the quarter with $121.9 million in cash and short and long-term investments.

“Our reported financial results in the second quarter were in line with our expectations,” said Christopher Clement, President and Chief Executive Officer. “Spending was largely focused on supporting activities to complete and prepare our BLA for regulatory submission. In anticipation of product approval and launch in the first half of 2009, we also dedicated resources to reserving manufacturing capacity for pegloticase and advancing the development of our secondary source of pegloticase supply.”

“We continued to make significant progress during the quarter in the preparation of the BLA and have completed the key analyses integrating our Phase 3 study with the open label extension data as requested by the FDA at our April pre-BLA meeting. These analyses continue to provide robust evidence of the ongoing efficacy and safety of pegloticase in the treatment-failure gout population. We continue to believe that, if approved, pegloticase will prove to be a transformational drug for this patient population.”

Three months ended June 30, 2008

Total revenues for the second quarter of 2008 were $0.4 million, compared with $3.1 million for the second quarter of 2007, a decrease of $2.7 million or 89%. This decrease was due to lower product sales of Oxandrin® (oxandrolone tablets, USP) CIII and our authorized generic product, oxandrolone, as a result of the continued impact of generic competition and from an increase in our allowance for product returns resulting from a rise in our actual historical product return rates.

Cost of goods sold for the second quarter of 2008 was $0.2 million, compared with $0.6 million for the second quarter of 2007, a decrease of $0.4 million, or 66%, due to the lower product sales.

Research and development expenses for the second quarter of 2008 were $15.7 million, compared with $11.2 million for the second quarter of 2007, an increase of $4.5 million or 40%. This increase was primarily due to $4.1 million in manufacturing development expenses for our secondary source supplier of pegloticase active pharmaceutical ingredient (API) and $1.2 million relating to the reservation of manufacturing capacity for potential future orders of pegloticase. Partially offsetting these increases were lower clinical trial costs as our Phase 3 clinical trials for pegloticase were completed in late 2007 and lower manufacturing process development and validation expenses for our primary source of supply, as the majority of this work was also completed in 2007.

Selling, general and administrative expenses for the second quarter of 2008 were $10.4 million, compared with $7.1 million for the second quarter of 2007, an increase of $3.3 million or 47%. This increase was primarily due to legal litigation costs of $2.0 million including approximately $1.0 million in loss contingency accruals for the settlement of two legal proceedings, one of which was settled in July 2008 via an executed settlement agreement and higher pre-launch marketing expenses for pegloticase of $0.9 million.

Investment income for the second quarter of 2008 was $0.4 million, compared with $2.3 million during the second quarter of 2007, a decrease of $1.9 million or 82%. This decrease was primarily attributable to decreased dividend and interest income on lower cash, cash equivalent and investment balances and lower yields earned on these investments. During the fourth quarter of 2007, we reduced our investment risk by shifting a significant portion of our cash and cash equivalents to U.S. Treasury money market funds from higher-yielding enhanced yield money market funds.

Cash and short and long-term investments were $121.9 million as of June 30, 2008, which represented a $22.3 million reduction from the December 31, 2007 year-end balances.

Six months ended June 30, 2008

Total revenues for the first six months of 2008 were $1.5 million, compared with $9.6 million for the same period of 2007, a decrease of $8.1 million or 84%. This decrease was due to lower product sales of Oxandrin and oxandrolone, as a result of generic competition and from an increase in our allowance for product returns resulting from a rise in our actual historical product return rates.

Cost of goods sold for the first six months of 2008 was $0.6 million, compared with $0.3 million for the same period of 2007, an increase of $0.3 million. The increase is attributable to a reversal of an inventory obsolescence reserve of approximately $1.1 million during the six months ended June 30, 2007 as a result of an agreement we entered into with our supplier in 2007 reducing the future purchase commitments for oxandrolone raw material inventory. The impact of the reversal of the inventory obsolescence reserve in 2007 was partially offset by a decrease in cost of goods sold due to lower product sales.

Research and development expenses for the first six months of 2008 were $26.9 million, compared with $24.0 million for the same period of 2007, an increase of $2.9 million or 12%. This increase was primarily due to $6.3 million in higher manufacturing development expenses for our secondary source supplier of pegloticase API, consulting costs of approximately $1.9 million associated with the preparation of our BLA filing and compensation expenses of $0.9 million due to additional personnel in manufacturing and medical affairs. Partially offsetting these increases was a decrease in clinical trial costs of $3.4 million as our Phase 3 clinical trials for pegloticase were completed in late 2007, and a decrease in manufacturing process development and validation expenses for our primary manufacturer of pegloticase of approximately $2.4 million, as the majority of this work was completed in 2007.

Selling, general and administrative expenses for the first six months of 2008 were $19.7 million, compared with $14.5 million for the same period of 2007, an increase of $5.2 million or 36%. This increase was primarily due to legal litigation costs of $3.3 million including approximately $1.0 million in loss contingency accruals for the settlement of two legal proceedings, one of which was settled in July 2008 via an executed settlement agreement, pre-launch marketing costs relating to pegloticase of $1.0 million as we prepare for the commercial launch and share-based compensation expense of $0.8 million resulting from new share-based stock awards.

Investment income for the first six months of 2008 was $1.4 million, compared with $4.7 million during the same period of 2007, a decrease of $3.3 million or 71%. This decrease was primarily attributable to decreased dividend and interest income on lower cash, cash equivalent and investment balances and lower yields earned on these investments. During the fourth quarter of 2007, we reduced our investment risk by shifting a significant portion of our cash and cash equivalents to U.S. Treasury money market funds from higher-yielding enhanced yield money market funds.

CONFERENCE CALL

Savient will host a live web cast to review second quarter 2008 results on August 7, 2008 at 10:00 a.m. EDT. Both the live and archived web cast can be accessed from the Investor Relations page of Savient’s website at http://www.savient.com. A digital recording of the web cast will be available within one hour following the conclusion of the call and will be available for 14 days. To access the recording, use the Dial-In Number and the Conference ID listed below.

Dial: (800) 642-1687 (domestic) or (706) 645-9291 (international)

Conf ID: 55401705

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals is a biopharmaceutical company engaged in developing and distributing pharmaceutical products that target unmet medical needs in both niche and broader markets. The company’s product development candidate, Puricase® (pegloticase) for treatment-failure gout, has reported positive Phase 1, 2 and 3 clinical data. Patient dosing in the Phase 3 clinical studies began in June 2006; patient enrollment was completed in March 2007; and the Phase 3 clinical studies were completed in October 2007. Savient has exclusively licensed worldwide rights to the technology related to Puricase from Duke University and Mountain View Pharmaceuticals, Inc. Savient’s experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late-stage compounds and exploring co-promotion and co-development opportunities that fit the Company’s expertise in specialty pharmaceuticals and biopharmaceuticals with an initial focus in rheumatology. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on Savient can be accessed by visiting: http://www.savient.com.

FORWARD-LOOKING LANGUAGE

We may from time to time make written or oral forward-looking statements, including statements contained herein, in our filings with the Securities and Exchange Commission, in our press releases and in our reports to stockholders within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release regarding our strategy, strategic alliances, competitive position, plans and objectives of management are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the clinical results of the Phase 3 clinical trials and the ongoing Open Label Extension (OLE) for Puricase® (pegloticase), the filing, based on those results, of a BLA with the FDA, the filing of a Marketing Authorization Application with the EMEA, the results of the pre-BLA meeting with the FDA and its potential impacts on the BLA submission, the timing of approval of the BLA and launch of pegloticase, the market for pegloticase, and the absence of other therapies for treatment-failure gout patients, are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our current assessment of the Phase 3 clinical data and on current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, the delay or failure in completing development of pegloticase and developing other product candidates; our stock price and market conditions, varying interpretations of our clinical and CMC data by the FDA, delay achieving or failure to achieve FDA approval of pegloticase, difficulties of expanding our product portfolio through in-licensing or acquisition; inability to manufacture commercial quantities of our products; inability to gain market acceptance sufficient to justify development and commercialization costs if our products are approved for marketing; our continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third parties to manufacture, market and distribute many of our products; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in ongoing or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements which speak only as of the date of publication of this press release to shareholders. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

SVNT-I

(Tables to Follow)

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SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	June 30,	December 31,
	2008	2007
Assets:
Current Assets:
Cash, cash equivalents	$112,525	$124,865
Short-term investments (including restricted investments)	7,362	17,557
Accounts receivable, net	691	1,490
Notes receivable	—	644
Inventories, net	2,330	2,636
Recoverable income taxes	2,703	8,637
Prepaid expenses and other current assets	2,977	3,105
Total current assets	128,588	158,934

Deferred income taxes, net	3,558	3,558
Property and equipment, net	1,637	1,599
Other assets (including restricted cash and investments)	3,310	3,082
Total assets	$137,093	$167,173

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$2,892	$3,758
Deferred revenues	876	1,298
Other current liabilities	21,194	14,128
Total current liabilities	24,962	19,184
Other liabilities	9,043	8,924
Commitments and contingencies
Stockholders’ Equity:
Preferred stock — $.01 par value 4,000,000 shares authorized; no shares
issued	—	—
Common stock — $.01 par value 150,000,000 shares authorized;
54,306,000 issued and outstanding at June 30, 2008 and 53,712,000
shares issued and outstanding at December 31, 2007	543	537
Additional paid in capital	211,579	204,659
Accumulated deficit	(109,195)	(67,445)
Accumulated other comprehensive income	161	1,314
Total stockholders’ equity	103,088	139,065

Total liabilities and stockholders’ equity	$137,093	$167,173

SAVIENT PHARMACEUTICALS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues:
Product sales, net	$315	$3,098	$1,459	$9,479
Other revenues	38	31	82	76
	353	3,129	1,541	9,555
Cost and expenses:
Costs of goods sold	219	645	552	289
Research and development	15,726	11,194	26,887	24,018
Selling, general and administrative	10,450	7,108	19,714	14,529
	26,395	18,947	47,153	38,836

Operating loss	(26,042)	(15,818)	(45,612)	(29,281)
Investment income, net	411	2,300	1,364	4,670
Other expense, net	(162)	(165)	(312)	(331)
Loss before income taxes	(25,793)	(13,683)	(44,560)	(24,942)
Income tax benefit	(1,595)	(4,050)	(2,810)	(7,467)
Net loss	$(24,198)	$(9,633)	$(41,750)	$(17,475)

Loss per common share, basic and diluted	$(0.45)	$(0.18)	$(0.78)	$(0.33)

Weighted average number of common and common
equivalent shares, basic and diluted	53,542	52,419	53,409	52,209